UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 6, 2004

CAMDEN PROPERTY TRUST

(Exact name of Registrant as specified in its Charter)

Texas (State or other jurisdiction of incorporation or organization)	1-12110 (Commission file number)	76-6088377 (I.R.S. Employer Identification Number)

Three Greenway Plaza, Suite 1300, Houston, Texas 77046
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 354-2500

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURES
Amendment to Agreement and Plan of Merger

Item 1.01 Entry into a Material Definitive Agreement.

Camden Property Trust (“Camden”), Camden Sparks, Inc., a wholly owned subsidiary of Camden (“Camden Sparks”), and Summit Properties Inc. (“Summit”) entered into Amendment No. 1 to Agreement and Plan of Merger, dated as of October 6, 2004 (the “Amendment”), in order to clarify that, pursuant to Section 5.3(a) of the Agreement and Plan of Merger, dated as of October 4, 2004, by and among Camden, Camden Sparks, and Summit (the “Merger Agreement”), from the execution of the Merger Agreement through the effective time of the merger, Camden may declare, set aside or pay a regular, quarterly cash dividend at a rate not in excess of $0.635 per Camden common share.

For additional information, reference is made to the Amendment, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the Amendment attached hereto as Exhibit 2.1.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit
Number	Title
2.1	Amendment No. 1 to Agreement and Plan of Merger, dated October 6, 2004, by and among Camden Property Trust, Camden Sparks, Inc., and Summit Properties Inc.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2004

CAMDEN PROPERTY TRUST
By:	/s/ Dennis M. Steen
Dennis M. Steen
Senior Vice President - Finance, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit
Number	Title
2.1*	Amendment No. 1 to Agreement and Plan of Merger, dated October 6, 2004, by and among Camden Property Trust, Camden Sparks, Inc., and Summit Properties Inc.

*  Filed herewith.